                                                                  EXHIBIT 10.4


                [NELSON, GUGGENHEIM, FELKER & LEVINE LETTERHEAD]

                              as of March 10, 1995
                          (Revised: 3/29/95; 4/06/95)

Arthur Bernstein
The Producers Entertainment Group
9150 Wilshire Boulevard
Suite 205
Beverly Hills, California 90212

         Re:     Jonathan Axelrod -- The Producers Entertainment
                 Group, Ltd. -- Employment Agreement

Dear Arthur:

Reference is made to the Employment Agreement dated June 5, 1992 between The Producers Entertainment Group, Ltd. ("TPEG") and Jonathan Stanton Company ("JSC"), as the same has hereto been, or may hereafter be, amended (collectively the "Employment Agreement"). This will confirm that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TPEG and JSC have agreed to amend the Employment Agreement as follows:

         1. Subject to JSC not being in default under the Employment Agreement, TPEG hereby agrees to pay, and, as applicable, shall cause the TPEG-related entity(ies) (including without limitation Out of Pocket Pictures, Inc.) to agree to pay, to JSC one percent (1%) of the CBS Entertainment "Profits" from the exploitation of the television series "Dave's World" ("Series") (i.e., 1 of the "AGR" points accruing to Out of Pocket Pictures, Inc. as a venturer of Oakhurst Entertainment pursuant to the Oakhurst Entertainment/CBS Entertainment agreement dated as of August 20, 1992 is hereby assigned to JSC). TPEG shall exercise, and shall cause the applicable TPEG-related entity(ies) (including without limitation Out of Pocket Pictures, Inc.) to exercise, best efforts to arrange with CBS Entertainment for the direct accounting and payment to

Letter to Arthur Bernstein
Re: Jonathan Axelrod
as of March 10, 1995 (Revised: 3/29/95; 4/06/95)
Page 2


JSC with respect to such one percent (1%) of the "Profits" from the Series upon the expiration of the Term of the Employment Agreement (i.e., prior to such expiration TPEG would account to JSC, and following expiration CBS Entertainment would account directly to JSC with respect to such 1% assuming CBS Entertainment agrees to do so; otherwise, TPEG would continue to account to
JSC). Notwithstanding anything contained herein to the contrary, JSC shall be responsible for the applicable Rothman Agency commission with respect to the one percent (1%) being assigned to and actually received by JSC hereunder.

         2. Subject to JSC not being in default under the Employment Agreement, TPEG hereby agrees to pay to JSC fifteen percent (15%) of TPEG's share of the "Profits" as set forth in that certain deal letter dated January 31, 1993 (revised as of October 17, 1994) (the "Commitment Agreement") between TPEG and Pinneo Hill Productions, on the one hand, and CBS Entertainment, a division of CBS, Inc., on the other hand, in connection with projects and series arising under the Axelrod/Widdoes Commitment (e.g., if TPEG's share of the "Profits" is 10% of AGR in connection with a project under the Commitment Agreement, then, subject to paragraph 4. below, JSC shall be entitled to 1.5% of AGR in connection with such project). TPEG shall exercise best efforts to arrange with CBS Entertainment for the direct accounting and payment to JSC with respect to JSC's applicable share of "Profits" as set forth in this paragraph 2 upon the expiration of the Term of the Employment Agreement. Notwithstanding anything contained herein to the contrary, JSC shall be responsible for the applicable Rothman Agency commission with respect to the share of "Profits" being assigned to and actually received by JSC hereunder. Notwithstanding anything contained herein to the contrary, should TPEG not vest its otherwise full applicable share of the "Profits" in connection with a project under the Commitment Agreement on account of a default directly arising from the actions or omissions of Jonathan Axelrod, then JSC shall not be entitled to its otherwise applicable 15% of TPEG's share of the "Profits" only with respect to such particular project (i.e., the foregoing limitation with respect to such particular project affected by the Jonathan Axelrod caused default and shall not affect JSC's entitlement to a share of

Letter to Arthur Bernstein
Re: Jonathan Axelrod
as of March 10, 1995 (Revised: 3/29/95; 4/06/95)
Page 3


"Profits" with respect to any other projects under the Commitment Agreement, any Other Projects, or the Series).

         3. Subject to JSC not being in default under the Employment Agreement, TPEG hereby agrees to pay to JSC fifteen percent (15%) of TPEG's share of contingent compensation (whether in the form of net profits, adjusted gross receipts, modified adjusted gross receipts, gross receipts, advances, or otherwise) in connection all other projects (e.g., series, MOW, mini-series, features, etc.), other than those covered in paragraphs 1. and 2. above, (collectively "Other Projects") for which TPEG furnishes the producing and/or consulting services of Jonathan Axelrod during the Term of the Employment Agreement (e.g., JSC shall be entitled to 15% of TPEG's applicable share of adjusted gross receipts in connection with the TriStar/"Darling" project; 15% of TPEG's applicable share of the back-end participation in connection with the "A Day With ..." project; etc.). "Other Projects" shall include without limitation third party financed projects, TPEG financed projects, and projects where TPEG, by virtue of providing Jonathan Axelrod's producing or consulting services, becomes part of the "packaging" entity. Notwithstanding anything contained herein to the contrary, consulting services pursuant to this paragraph shall mean consulting services for which a specific line item fee is included in the production budget of the applicable project. The foregoing shall not apply to Other Projects which have already completed production on or before the date hereof. TPEG shall exercise best efforts to arrange with the applicable third party for the direct accounting and payment to JSC with respect to JSC's applicable share of contingent compensation as set forth in this paragraph 3 upon the expiration of the Term of the Employment Agreement. Notwithstanding anything contained herein to the contrary, JSC shall be responsible for the applicable Rothman Agency commission with respect to the share of contingent compensation being assigned to and actually received by JSC hereunder. Notwithstanding anything contained herein to the contrary, should TPEG not vest its otherwise full applicable share of the "Profits" in connection with Other Projects under the Commitment Agreement on account of a default directly arising from the actions or omissions of Jonathan Axelrod, then JSC shall not be entitled to its otherwise applicable 15% of TPEG's

Letter to Arthur Bernstein
Re: Jonathan Axelrod
as of March 10, 1995 (Revised: 3/29/95; 4/06/95)
Page 4


share of the "Profits" only with respect to such particular project (i.e., the foregoing limitation shall only apply with respect to the particular Other Project affected by the Jonathan Axelrod caused default and shall not affect JSC's entitlement to a share of "Profits" with respect to any other projects under the Commitment Agreement, any Other Projects, or the Series).

         4. Nothing contained in this March 10, 1995 amendment letter shall be deemed to contradict the terms and conditions and/or reduce the benefits accruing to JSC as set forth in that certain 3-page February 1, 1994 amendment letter to the Employment Agreement. Without limiting the foregoing, the provisions of paragraph 3. of such February 1, 1994 amendment letter shall remain unchanged (i.e., paragraph 3. shall continue to govern the parties' split of fees and profits based on whether accrual of the applicable fees or profits occurred during or after the Term, with the specified split of contingent compensation applying to TPEG's "net" share of contingent compensation after first taking into account the provisions of this March 10, 1995 amendment letter). By way of example, if TPEG is entitled to receive 20% of the adjusted gross receipts on a series covered by paragraph 2. above, 15% of which vests in the first year of the series (which is the last year of the Term of the Employment Agreement) and 5% of which vests in the second year (which occurs following the expiration of the Term of the Employment Agreement), then as between JSC and TPEG, TPEG will be entitled to receive a total of 14.025% and JSC 5.975%, with TPEG's aforesaid share being calculated as follows: 12.75% for the first year (i.e., 15% minus 2.25% which represents JSC's 15% share thereof in accordance with the terms of this March 10, 1995 amendment letter), plus 1.275% for the second year (i.e., 30% of 4.25%, with such 4.25% representing the TPEG 85% share of the overall 5% accruing for the second year).

         5. Subject to JSC not being in default under the Employment Agreement, should TPEG at any time during the Term of the Employment Agreement offer to adjust and/or modify and/or improve in any manner (collectively the "Improvement") any of the stock options and/or stock warrants that it has

Letter to Arthur Bernstein
Re: Jonathan Axelrod
as of March 10, 1995 (Revised: 3/29/95; 4/06/95)
Page 5


granted to Irwin Meyer (including any entity owned or controlled by Irwin Meyer) and/or to any other TPEG employee, TPEG shall offer the same Improvement with respect to all Options heretofore and hereafter granted to JSC and/or Jonathan Axelrod pursuant to the Employment Agreement.

         6. Paragraph 3.1 of the Employment Agreement (at page 2 of the June 5, 1992 letter agreement) with respect to JSC's entitlement "to an amount equal to two and one-half percent (2-1/2%) of the pre-tax net income earned by Company for each fiscal year" is hereby deemed deleted in its entirety from the Employment Agreement.

         7. Subject to JSC not being in default under the Employment Agreement, during the Term of the Employment Agreement in connection with the Series, projects under the Commitment Agreement, and Other Projects, TPEG and JSC agree to exercise best efforts to cause the applicable third party financier/studio to place on-screen two (2) separate production-type credits, one for Jonathan Axelrod (and Jamie Widdoes, if applicable) and one for TPEG, with the TPEG card following the Axelrod card; provided, however, if the applicable third party financier/studio refuses to grant two (2) separate cards as aforesaid, then the parties agree to share one (1) production-type credit along the lines as currently appearing on the Series. Without limiting the foregoing and notwithstanding anything contained in other agreements between the parties and other related parties (i.e., James Widdoes) to the contrary, there shall be no restriction on the Axelrod production-type credit containing Jonathan Axelrod's name or any portion or transposition thereof or his likeness (e.g., the credit "Axelrod/Widdoes" is now acceptable).

Except as specifically set forth herein above, the Employment Agreement remains in full force and effect in accordance with its terms. Kindly confirm TPEG's and Out of Pocket Pictures,
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Letter to Arthur Bernstein
Re: Jonathan Axelrod
as of March 10, 1995 (Revised: 3/29/95; 4/06/95)
Page 6


Inc.'s agreement to the foregoing by executing this letter where indicated below.

Best regards,

Sincerely,

/s/ JARED E. LEVINE

JARED E. LEVINE

JEL:mlp


ACCEPTED AND AGREED TO:

THE PRODUCERS ENTERTAINMENT GROUP, LTD.


By: /s/                                Date:             4/7/95
    --------------------------------         --------------------------------

JONATHAN STANTON COMPANY


By:      /s/ JONATHAN AXELROD          Date:             4/7/95
    --------------------------------         --------------------------------

         /s/ JONATHAN AXELROD
- ------------------------------------
             JONATHAN AXELROD


For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned company agrees to be bound by the terms and conditions set forth above as applicable to it (e.g., paragraph 1).

OUT OF POCKET PICTURES, INC.


By: /s/ ?                              Date:             4/7/95
    --------------------------------         --------------------------------